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                                                                     Exhibit 5.2






                                 March 17, 1998




EQCC Receivables Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida  32256

EQCC Asset Backed Corporation
10401 Deerwood Park Boulevard
Jacksonville, Florida  32256

         Re: Home Equity Loan Asset Backed Certificates and Home Equity Loan Asset Backed Notes

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the registration statement filed with the Securities and Exchange Commission (the "Commission") on March 17, 1998, pursuant to the Securities Act of 1933, as amended (the "Act") (the "Registration Statement"). The Registration Statement covers Home Equity Loan Asset Backed Certificates ("Certificates") and Home Equity Loan Asset Backed Notes ("Notes" and, together with the Certificates, the "Securities") to be sold by EQCC Receivables Corporation and EQCC Asset Backed Corporation (the "Depositors") in one or more series (each, a "Series") of Securities. Each Series of Certificates will be issued under (i) a separate pooling and servicing agreement (each, a "Pooling and Servicing Agreement") among the Depositors, a trustee to be identified in the Prospectus Supplement for such Series of Certificates (a "Trustee") and EquiCredit Corporation of America (the "Servicer") or (ii) a separate trust agreement (each, a "Trust Agreement") among the Depositors and an owner trustee to be identified in the Prospectus Supplement for such Series of Certificates (an "Owner Trustee"). Each Series of Notes will be issued under a separate indenture (each, an "Indenture") between an Owner Trustee and an indenture trustee to be identified in the Prospectus Supplement for such Series of Notes (an "Indenture Trustee"). Forms of the Pooling and Servicing Agreement, the Trust Agreement and a form of Indenture are included as Exhibits to the Registration Statement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.



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EQCC Receivables Corporation
EQCC Asset Backed Corporation
March 17, 1998
Page 2

We have examined originals or copies certified or otherwise identified to our satisfaction of such documents and records of the Depositors, and such public documents and records as we have deemed necessary as a basis for the opinions hereinafter expressed.

                  Based on the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositors, a Trustee and the Servicer, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Pooling and Servicing Agreement.

                  2. When a Trust Agreement for a Series of Certificates has been duly and validly authorized, executed and delivered by the Depositors and an Owner Trustee, and the Certificates of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Certificates will be legally and validly issued, fully paid and nonassessable, and the holders of such Certificates will be entitled to the benefits of such Trust Agreement.

                  3. When an Indenture for a Series of Notes has been duly and validly authorized, executed and delivered by an Owner Trustee and an Indenture Trustee, and the Notes of such Series have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable, and the holders of such Notes will be entitled to the benefits of such Indenture.


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EQCC Receivables Corporation
EQCC Asset Backed Corporation
March 17, 1998
Page 3

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Act.

                                                     Very truly yours,

                                                     /s/ Hunton & Williams